Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER 2020
OF $159.5 MILLION AND DILUTED EARNINGS PER SHARE OF $1.12

Pasadena, California — October 22, 2020 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the third quarter of 2020. For the third quarter of 2020, net income was $159.5 million or $1.12 per diluted share. Third quarter 2020 return on average assets was 1.26% and return on average equity was 12.5%.

“Total deposits grew to a record $41.7 billion as of September 30, 2020, driven by 28% annualized growth in noninterest-bearing demand deposits,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “As of September 30, 2020, demand deposits reached a record $14.9 billion. We are pleased with the strength and quality of the deposit growth.”

“During the third quarter, East West’s positive loan growth was led by residential mortgage and commercial real estate loans. Total loans reached a record $37.4 billion as of September 30, 2020,” continued Ng. “We are cautiously optimistic. Although current economic indicators are weak, business activity is resuming and trending positive, reflecting the resilience of our customers and the communities we operate in.”

“We are encouraged that active COVID-19 related payment deferrals for our customers have declined by close to 50% since June 30, 2020, and full payment deferrals are down to 2.7% of total loans as of September 30, 2020. The macroeconomic outlook has improved and we modestly decreased our allowance for loan losses as of September 30, 2020. This resulted in a low provision for credit losses of $10 million in the third quarter of 2020. The reduction in the provision was the primary driver of the quarter-over-quarter increase in our net income, which was up by 61% to $159.5 million.”

“East West Bank is operating from a position of strength. We are prudently growing our balance sheet and capital so that we can continue to assist our customers with their personal and business banking needs as they rebuild from the impact of the pandemic. I am confident that our customers will deftly emerge from these unprecedented times and be positioned to take advantage of future opportunities, with East West Bank as a valued partner,” concluded Ng.

BALANCE SHEET

•Record Total Assets — Total assets of $50.4 billion as of September 30, 2020 grew by $964 million, or 8% annualized, from $49.4 billion as of June 30, 2020.

Third quarter 2020 average interest-earning assets of $47.4 billion grew $2.0 billion, or 18% linked quarter annualized. Growth was primarily from interest-bearing cash and deposits with banks, which grew $1.5 billion quarter-over-quarter. Interest-bearing cash and deposits with banks made up 10% of average interest-earning assets in the third quarter of 2020, up from 8% in the second quarter of 2020.

•Record Loans — Total loans of $37.4 billion as of September 30, 2020 grew by $208 million, or 2% annualized, from $37.2 billion as of June 30, 2020. As of September 30, 2020, Paycheck Protection Program (“PPP”) loans were $1.8 billion, unchanged from June 30, 2020.

Third quarter 2020 average loans of $37.2 billion increased by $19 million quarter-over-quarter. Growth in total commercial real estate (“CRE”) and residential mortgage was offset by decreases in commercial and industrial (“C&I”) and other consumer loans.

•Record Deposits — Total deposits of $41.7 billion as of September 30, 2020 increased by $1.0 billion, or 10% annualized, from $40.7 billion as of June 30, 2020. Noninterest-bearing demand deposits reached a record $14.9 billion, and made up 36% of total deposits as of September 30, 2020, up from 34% as of June 30, 2020.

Third quarter 2020 average deposits of $41.2 billion grew $1.3 billion, or 13% linked quarter annualized. Strong growth in demand and checking accounts, from both commercial and consumer customers, was partially offset by a reduction in higher-cost time deposits. Average interest-bearing deposits of $26.9 billion grew $0.5 billion, or 8% linked quarter annualized. Average noninterest-bearing deposits of $14.3 billion grew $0.8 billion, or 22% linked quarter annualized.

•Capital Levels – Capital levels for East West are strong. As of September 30, 2020, stockholders’ equity was $5.1 billion, or $36.22 per share. Tangible equity1 per common share was $32.85 as of September 30, 2020, an increase of 3% from $31.86 as of June 30, 2020. As of September 30, 2020, the tangible equity to tangible assets ratio1 was 9.3%, the common equity tier 1 (“CET1”) capital ratio was 12.8%, and the total risk-based capital ratio was 14.5%. All of the Company’s capital ratios increased quarter-over-quarter.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 14.

OPERATING RESULTS

Third Quarter Earnings – Third quarter 2020 net income was $159.5 million and diluted earnings per share (“EPS”) were $1.12, an increase in net income of 61% and in EPS of 60%, compared to second quarter 2020 net income of $99.4 million and diluted EPS of $0.70.

Third Quarter 2020 Compared to Second Quarter 2020

Net Interest Income and Net Interest Margin
Net interest income (“NII”) totaled $324.1 million, a decrease of 6% from $343.8 million. Net interest margin (“NIM”) of 2.72% compressed by 32 basis points from 3.04%.
•Adjusted2 NII totaled $317.6 million, a decrease of 2% from $322.9 million. Adjusted2 NIM of 2.77% contracted by 19 basis points from 2.96%. Adjusted NII and NIM excluded the impact of PPP loans and the related PPP Liquidity Facility (“PPPLF”).
•The quarter-over-quarter changes in the NII and the NIM reflected downward repricing of earning asset yields, a decrease in PPP loan fee income, and inflow of interest-bearing cash and deposits with banks, partially offset by a lower cost of deposits.
•The average loan yield of 3.60% contracted by 38 basis points from 3.98%, reflecting downward repricing of variable-rate loans to benchmark interest rates, as well as a lower amount of deferred fee income accreted on PPP loans. Excluding the impact of PPP loans, the adjusted2 average loan yield of 3.70% contracted by 20 basis points quarter-over-quarter.
•Interest and fees earned on PPP loans contributed $7.8 million to interest income in the third quarter of 2020, and interest expense paid on the PPPLF was $1.3 million. Third quarter 2020 average balance of PPP loans was $1.8 billion and the average balance of the PPPLF, classified as long-term debt, was $1.4 billion.
•The yield on average interest-earning assets of 3.07% contracted by 46 basis points from 3.53%. This primarily reflects the change in the average loan yield, downward repricing of the securities portfolio, and inflow of lower-yielding assets in the earning asset mix.
•The average cost of interest-bearing deposits decreased by 21 basis points to 0.50%, down from 0.71%. The average cost of deposits decreased by 14 basis points to 0.33%, down from 0.47%.

Noninterest Income
Noninterest income totaled $49.6 million, a 15% decrease from $58.6 million.
•Gains on sales of available-for-sale (“AFS”) debt securities were $0.7 million, compared to $9.6 million in the second quarter, during which the Company sold $131.6 million of municipal bonds.
•Lending fees of $18.7 million decreased by $3.2 million. Third quarter lending fees included $3.6 million from an increase in the valuation of warrants received as part of lending relationships, which decreased from $8.1 million in the second quarter. Included in lending fees are letters of credit fees of $10.1 million for the third quarter, which increased $0.9 million quarter-over-quarter with increased customer activity.
•Reflecting an increase in customer-driven transactions, deposit account fees of $12.6 million increased by $1.7 million, and wealth management fees of $4.6 million increased by $1.5 million.
•
•Foreign exchange income of $3.3 million decreased by $1.3 million, reflecting downward revaluations of foreign currency-denominated balance sheet items, partially offset by an increase in customer-driven transactions.

Noninterest Expense
Noninterest expense totaled $167.7 million, an 11% decrease from $187.7 million.
•Third quarter noninterest expense consisted of $154.4 million of adjusted3 noninterest expense, $12.3 million in amortization of tax credit and other investments, and $0.9 million in amortization of core deposit intangibles.
•Total noninterest expense decreased by $20.0 million, largely due to a $12.5 million decrease in amortization of tax credit and other investments, as well as an $8.7 million decrease in debt extinguishment costs. During the second quarter, the Company prepaid $150.0 million of repurchase agreements and incurred $8.7 million in debt extinguishment cost.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 15.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

•Adjusted noninterest expense of $154.4 million increased by $1.2 million, or 1%, from $153.3 million. The largest linked-quarter changes were a $2.8 million increase in compensation and employee benefits expense, a $1.2 million increase in computer software expense, and a $2.1 million decrease in other operating expenses.
•Compensation expense of $99.8 million increased by $2.8 million, or 3%, from $97.0 million. During the second quarter, $7.4 million of compensation expense associated with the origination of $1.8 billion in PPP loans was deferred. Excluding this item, third quarter compensation expense decreased by $4.6 million, or 4%, quarter-over-quarter from $104.3 million in the second quarter.
•The adjusted3 efficiency ratio was 41.3% in the third quarter, compared to 38.1% in the second quarter.

TAX RELATED ITEMS

Third quarter 2020 income tax expense was $36.5 million and the effective tax rate was 19%, compared to income tax expense of $12.9 million and an effective tax rate of 12% for the second quarter of 2020. As of September 30, 2020, the Company expects that the full-year effective tax rate will be 15%.

The quarter-over-quarter change in the income tax expense and effective tax rate reflects growth in income before income taxes and the updated estimate for the full-year effective tax rate. Third quarter 2020 income before income taxes was $196.1 million, a 75% increase from $112.3 million in the second quarter of 2020. The third quarter increase in the income before income taxes reset the run-rate for the full year, increasing the Company’s estimate of the full-year effective tax rate.

ASSET QUALITY

The allowance for loan losses totaled $618.3 million, or 1.65% of loans HFI, as of September 30, 2020, compared to $632.1 million, or 1.70% of loans HFI, as of June 30, 2020.
1
•Quarter-over-quarter, the ALLL decreased by $13.8 million. This decrease was primarily driven by an improved macroeconomic forecast as of September 30, 2020 compared to June 30, 2020, which decreased the expected lifetime loan losses for the loan portfolio.
•Third quarter 2020 net charge-offs were $24.2 million, or annualized 0.26% of average loans HFI, compared to $19.2 million, or annualized 0.21% of average loans HFI in the second quarter of 2020. Charge-offs of loans in the oil and gas industry totaled $22.1 million during the third quarter of 2020, and were 91% of net charge-offs.
•Third quarter 2020 provision for credit losses was $10.0 million, compared to $102.4 million for the second quarter of 2020 and $73.9 million for the first quarter of 2020. The quarter-over-quarter decrease in the provision expense reflects the quarter-over-quarter net change in the allowance, which required less provision expense.
•Nonperforming assets were $259.9 million, or 0.52% of total assets, as of September 30, 2020, compared to nonperforming assets of $202.2 million, or 0.41% of total assets, as of June 30, 2020. The quarter-over-quarter increase in nonperforming assets was largely due to inflows to nonaccrual status of oil and gas related loans, partially offset by charge-offs. Oil and gas related loans made up 50% of nonperforming assets as of September 30, 2020.

[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital ratios as of September 30, 2020, June 30, 2020, and September 30, 2019.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	September 30, 2020 (a)	June 30, 2020 (a)	September 30, 2019	Minimum Capital Ratio	Well Capitalized Ratio	Minimum Capital Ratio + Conservation Buffer (b)
Risk-Based Capital Ratios:
CET 1 capital ratio	12.8%	12.7%	12.8%	4.5%	6.5%	7.0%
Tier 1 capital ratio	12.8%	12.7%	12.8%	6.0%	8.0%	8.5%
Total capital ratios	14.5%	14.4%	14.2%	8.0%	10.0%	10.5%
Leverage ratio	9.8%	9.7%	10.3%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (c)	$36,922	$36,199	$34,424	N/A	N/A	N/A

N/A Not applicable.
(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its September 30, 2020 and June 30, 2020 regulatory capital ratios. The Company’s September 30, 2020 regulatory capital ratios and RWA are preliminary.
(b)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus payments to executive officers.
(c)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared fourth quarter 2020 dividends for the Company’s common stock. The common stock cash dividend of $0.275 per share is payable on November 16, 2020 to shareholders of record on November 2, 2020.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock. East West did not repurchase any shares during the third quarter of 2020 under this authorization.

Conference Call

East West will host a conference call to discuss third quarter 2020 earnings with the public on Thursday, October 22, 2020 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses third quarter 2020 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on October 22, 2020 at 11:30 a.m. Pacific Time through November 22, 2020. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; International calls – (412) 317-0088; and the replay access code is: 10147892.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $50.4 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California, operating over 125 locations in the United States and Greater China. U.S. markets include California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, the impact of disease pandemics, such as the worldwide spread and any resurgence of COVID-19, on the Company, its operations and its customers, employees and the markets in which the Company operates and in which its loans are concentrated; and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may precipitate or exacerbate one or more of the below-mentioned and/or other risks, and significantly disrupt or prevent the Company from operating its business in the ordinary course for an extended period; changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, such as the Small Business Administration’s Payment Protection Program, the CARES Act and any similar or related rules and regulations of the Federal Reserve efforts to provide liquidity to the U.S. financial system, including changes in government interest rate policies, and to provide credit to private commercial and municipal borrowers, and other programs designed to address the effects of the COVID-19 pandemic, as well as the resulting effect of all such items on the Company’s operations, liquidity and capital position, and on the financial condition of the Company’s borrowers and other customers; changes in the U.S. economy, including an economic slowdown or recession, inflation, deflation, housing prices, employment levels, rate of growth and general business conditions; the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the United States (“U.S.”) and the People’s Republic of China; changes in the commercial and consumer real estate markets; fluctuations in the Company’s stock price; changes in income tax laws and regulations; the Company’s ability to compete effectively against other financial institutions in its banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of a communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused and materially impact the Company’s ability to provide services to its clients; adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; impact of adverse changes to the Company’s credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in consumer spending and savings habits; impact on the Company’s international operations due to political developments, disease pandemics, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau, the California Department of Business Oversight — Division of Financial Institutions, and SBA; impact of the Dodd-Frank Act on the Company’s business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from the Company’s interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; impact of other potential federal tax changes and spending cuts; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale debt securities portfolio; and impact of natural or man-made disasters or calamities, such as wildfires and earthquakes, which are particular to California, or conflicts or other events that may directly or indirectly result in a negative impact on the Company’s financial performance. In addition to the risk factors enumerated above, the economic impact of the COVID-19 pandemic could cause actual outcome to differ, possibly materially, from the Company’s forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company’s control. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the full impact of the COVID-19 pandemic on the Company’s business. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments that are uncertain and unpredictable, including the scope, severity and duration of the pandemic and its impact on the Company’s customers, the actions taken by governmental authorities in response to the pandemic as well as its impact on global and regional economies, and the pace of recovery when the COVID-19 pandemic subsides, among others. For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				September 30, 2020 % or Basis Point Change
	September 30, 2020	June 30, 2020	September 30, 2019	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$503,376	$602,974	$475,291	(16.5)%		5.9%
Interest-bearing cash with banks	4,003,565	3,930,528	2,566,990	1.9		56.0
Cash and cash equivalents	4,506,941	4,533,502	3,042,281	(0.6)		48.1
Interest-bearing deposits with banks	699,465	531,591	160,423	31.6		336.0
Securities purchased under resale agreements (“resale agreements”) (1)	1,210,000	1,260,000	860,000	(4.0)		40.7
Available-for-sale (“AFS”) debt securities (amortized cost of $4,471,694, $3,823,714 and $3,259,784 as of September 30, 2020, June 30, 2020, and September 30, 2019, respectively)	4,539,160	3,884,574	3,284,034	16.9		38.2
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	79,172	78,963	78,334	0.3		1.1
Loans held-for-sale (“HFS”)	4,148	3,875	294	7.0		NM
Loans held-for-investment (''HFI'') (net of allowance (2) for loan losses of $618,252, $632,071 and $345,576)	36,818,877	36,597,341	33,679,400	0.6		9.3
Investments in qualified affordable housing partnerships, net	192,913	201,888	190,000	(4.4)		1.5
Investments in tax credit and other investments, net	254,512	251,318	211,603	1.3		20.3
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	96,092	94,898	103,894	1.3		(7.5)
Other assets	1,504,500	1,503,946	1,198,699	0.0		25.5
Total assets	$50,371,477	$49,407,593	$43,274,659	2.0%		16.4%

Liabilities and Stockholders’ Equity
Deposits	$41,680,555	$40,672,678	$36,659,526	2.5%		13.7%
Short-term borrowings	59,613	252,851	47,689	(76.4)		25.0
FHLB advances	657,185	656,759	745,494	0.1		(11.8)
Securities sold under repurchase agreements (“repurchase agreements”) (1)	348,063	300,000	50,000	16.0		596.1
Long-term debt and finance lease liabilities (3)	1,579,317	1,580,442	152,390	(0.1)		936.4
Operating lease liabilities	103,673	102,708	112,142	0.9		(7.6)
Accrued expenses and other liabilities	816,965	854,912	624,754	(4.4)		30.8
Total liabilities	45,245,371	44,420,350	38,391,995	1.9		17.9
Stockholders’ equity (2)	5,126,106	4,987,243	4,882,664	2.8		5.0
Total liabilities and stockholders’ equity	$50,371,477	$49,407,593	$43,274,659	2.0%		16.4%

Book value per common share	$36.22	$35.25	$33.54	2.8%		8.0%
Tangible equity (4) per common share	$32.85	$31.86	$30.22	3.1		8.7
Number of common shares at period-end	141,507	141,486	145,568	0.0		(2.8)
Tangible equity to tangible assets ratio (4)	9.32%	9.21%	10.28%	11	bps	(96)	bps

NM - Not meaningful.
(1)Resale and repurchase agreements are reported net when the transactions are eligible for netting under Accounting Standards Codification (“ASC”) 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. There was no netting of repurchase agreements against resale agreements as of September 30, 2020 and June 30, 2020. $400 million of gross repurchase agreements were eligible for netting against gross resale agreements as of September 30, 2019.
(2)On January 1, 2020, the Company adopted Accounting Standards Update (“ASU”) 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments using the modified retrospective approach. We recorded $125.2 million increase to allowance for loan losses and $98.0 million after-tax decrease to opening retained earnings as of January 1, 2020.
(3)Includes $1.43 billion of advances from the Federal Reserve Paycheck Protection Program Liquidity Facility (“PPPLF”) as of September 30, 2020 and June 30, 2020.
(4)See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				September 30, 2020 % Change
	September 30, 2020	June 30, 2020	September 30, 2019	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$13,305,024	$13,422,691	$12,301,002	(0.9)%	8.2%
Commercial real estate (“CRE”):
CRE	11,037,987	10,902,114	9,749,583	1.2	13.2
Multifamily residential	3,057,274	3,032,385	2,589,203	0.8	18.1
Construction and land	578,407	567,716	719,900	1.9	(19.7)
Total CRE	14,673,668	14,502,215	13,058,686	1.2	12.4
Consumer:
Residential mortgage:
Single-family residential	7,785,759	7,660,094	6,811,014	1.6	14.3
Home equity lines of credit (“HELOCs”)	1,514,388	1,461,951	1,540,121	3.6	(1.7)
Total residential mortgage	9,300,147	9,122,045	8,351,135	2.0	11.4
Other consumer	158,290	182,461	314,153	(13.2)	(49.6)
Total loans HFI (2)	37,437,129	37,229,412	34,024,976	0.6	10.0
Loans HFS	4,148	3,875	294	7.0	NM
Total loans (2)	37,441,277	37,233,287	34,025,270	0.6	10.0
Allowance for loan losses	(618,252)	(632,071)	(345,576)	(2.2)	78.9
Net loans (2)	$36,823,025	$36,601,216	$33,679,694	0.6	9.3

Deposits:
Noninterest-bearing demand	$14,924,917	$13,940,420	$10,806,937	7.1%	38.1%
Interest-bearing checking	5,731,573	5,280,887	4,837,391	8.5	18.5
Money market	9,553,574	10,002,624	8,400,353	(4.5)	13.7
Savings	2,401,318	2,186,199	2,094,638	9.8	14.6
Time deposits	9,069,173	9,262,548	10,520,207	(2.1)	(13.8)
Total deposits	$41,680,555	$40,672,678	$36,659,526	2.5%	13.7%

NM - Not meaningful.
(1)Includes $1.77 billion and $1.75 billion of Paycheck Protection Program (“PPP”) loans as of September 30, 2020 and June 30, 2020, respectively.
(2)Includes net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts of $(67.0) million, $(72.1) million, and $(39.8) million as of September 30, 2020, June 30, 2020, and September 30, 2019, respectively. Net origination fees related to PPP loans were $(22.6) million and $(25.4) million as of September 30, 2020 and June 30, 2020, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			September 30, 2020 % Change
	September 30, 2020	June 30, 2020	September 30, 2019	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$365,728	$398,776	$476,912	(8.3)%	(23.3)%
Interest expense	41,598	55,001	107,105	(24.4)	(61.2)
Net interest income before provision for credit losses	324,130	343,775	369,807	(5.7)	(12.4)
Provision for credit losses	10,000	102,443	38,284	(90.2)	(73.9)
Net interest income after provision for credit losses	314,130	241,332	331,523	30.2	(5.2)
Noninterest income	49,580	58,637	51,474	(15.4)	(3.7)
Noninterest expense	167,650	187,696	176,630	(10.7)	(5.1)
Income before income taxes	196,060	112,273	206,367	74.6	(5.0)
Income tax expense	36,523	12,921	34,951	182.7	4.5
Net income	$159,537	$99,352	$171,416	60.6%	(6.9)%
Earnings per share (“EPS”)
- Basic	$1.13	$0.70	$1.18	60.6%	(4.3)%
- Diluted	$1.12	$0.70	$1.17	60.3	(4.3)
Weighted-average number of shares outstanding
- Basic	141,498	141,486	145,559	0.0%	(2.8)%
- Diluted	142,043	141,827	146,120	0.2	(2.8)

	Three Months Ended			September 30, 2020 % Change
	September 30, 2020	June 30, 2020	September 30, 2019	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$18,736	$21,946	$15,035	(14.6)%	24.6%
Deposit account fees	12,573	10,872	9,729	15.6	29.2
Foreign exchange income	3,310	4,562	8,065	(27.4)	(59.0)
Wealth management fees	4,553	3,091	4,841	47.3	(5.9)
Interest rate contracts and other derivative income	5,538	6,107	8,423	(9.3)	(34.3)
Net gains on sales of loans	361	132	2,037	173.5	(82.3)
Gains on sales of AFS debt securities	698	9,640	58	(92.8)	NM
Other investment income	316	966	663	(67.3)	(52.3)
Other income	3,495	1,321	2,623	164.6	33.2
Total noninterest income	$49,580	$58,637	$51,474	(15.4)%	(3.7)%
Noninterest expense:
Compensation and employee benefits	$99,756	$96,955	$97,819	2.9%	2.0%
Occupancy and equipment expense	16,648	16,217	17,912	2.7	(7.1)
Deposit insurance premiums and regulatory assessments	4,006	3,700	3,550	8.3	12.8
Legal expense	1,366	1,530	1,720	(10.7)	(20.6)
Data processing	3,590	4,480	3,328	(19.9)	7.9
Consulting expense	1,224	1,413	2,559	(13.4)	(52.2)
Deposit related expense	3,113	3,353	3,584	(7.2)	(13.1)
Computer software expense	8,539	7,301	6,556	17.0	30.2
Other operating expense	17,122	19,248	22,769	(11.0)	(24.8)
Amortization of tax credit and other investments	12,286	24,759	16,833	(50.4)	(27.0)
Repurchase agreements’ extinguishment cost	—	8,740	—	(100.0)	—
Total noninterest expense	$167,650	$187,696	$176,630	(10.7)%	(5.1)%

NM - Not meaningful.
(1)Includes $7.8 million and $21.3 million of interest income related to PPP loans for the three months ended September 30, 2020 and June 30, 2020, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended		September 30, 2020 % Change
	September 30, 2020	September 30, 2019	Yr-o-Yr
Interest and dividend income (1)	$1,213,694	$1,415,067	(14.2)%
Interest expense	183,082	315,473	(42.0)
Net interest income before provision for credit losses	1,030,612	1,099,594	(6.3)
Provision for credit losses	186,313	80,108	132.6
Net interest income after provision for credit losses	844,299	1,019,486	(17.2)
Noninterest income	162,266	146,364	10.9
Noninterest expense	534,222	541,215	(1.3)
Income before income taxes	472,343	624,635	(24.4)
Income tax expense	68,630	138,815	(50.6)
Net income	$403,713	$485,820	(16.9)%
EPS
- Basic	$2.83	$3.34	(15.2)%
- Diluted	$2.82	$3.33	(15.2)
Weighted-average number of shares outstanding
- Basic	142,595	145,455	(2.0)%
- Diluted	143,082	146,088	(2.1)

	Nine Months Ended		September 30, 2020 % Change
	September 30, 2020	September 30, 2019	Yr-o-Yr
Noninterest income:
Lending fees	$56,455	$46,427	21.6%
Deposit account fees	33,892	28,804	17.7
Foreign exchange income	15,691	20,366	(23.0)
Wealth management fees	12,997	12,415	4.7
Interest rate contracts and other derivative income	18,718	22,037	(15.1)
Net gains on sales of loans	1,443	2,967	(51.4)
Gains on sales of AFS debt securities	11,867	3,066	287.1
Other investment income	3,203	2,571	24.6
Other income	8,000	7,711	3.7
Total noninterest income	$162,266	$146,364	10.9%
Noninterest expense:
Compensation and employee benefits	$298,671	$300,649	(0.7)%
Occupancy and equipment expense	49,941	52,592	(5.0)
Deposit insurance premiums and regulatory assessments	11,133	9,557	16.5
Legal expense	6,093	6,300	(3.3)
Data processing	11,896	9,945	19.6
Consulting expense	3,854	6,687	(42.4)
Deposit related expense	10,029	10,426	(3.8)
Computer software expense	22,006	18,845	16.8
Other operating expense	57,489	67,737	(15.1)
Amortization of tax credit and other investments	54,370	58,477	(7.0)
Repurchase agreements’ extinguishment cost	8,740	—	100.0
Total noninterest expense	$534,222	$541,215	(1.3)%

(1)Includes $29.1 million of interest income related to PPP loans for the nine months ended September 30, 2020.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			September 30, 2020 % Change		Nine Months Ended		September 30, 2020 % Change
	September 30, 2020	June 30, 2020	September 30, 2019	Qtr-o-Qtr	Yr-o-Yr	September 30, 2020	September 30, 2019	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$13,235,845	$13,560,719	$12,203,341	(2.4)%	8.5%	$12,988,486	$12,018,802	8.1%
CRE:
CRE	10,942,780	10,812,399	9,685,092	1.2	13.0	10,747,669	9,522,238	12.9
Multifamily residential	3,107,294	2,987,311	2,561,648	4.0	21.3	2,995,227	2,523,962	18.7
Construction and land	564,219	594,965	694,665	(5.2)	(18.8)	599,957	652,096	(8.0)
Total CRE	14,614,293	14,394,675	12,941,405	1.5	12.9	14,342,853	12,698,296	13.0
Consumer:
Residential mortgage:
Single-family residential	7,695,838	7,506,546	6,636,227	2.5	16.0	7,487,347	6,388,939	17.2
HELOCs	1,475,098	1,444,933	1,557,358	2.1	(5.3)	1,454,237	1,605,279	(9.4)
Total residential mortgage	9,170,936	8,951,479	8,193,585	2.5	11.9	8,941,584	7,994,218	11.9
Other consumer	139,371	234,900	322,951	(40.7)	(56.8)	214,936	312,397	(31.2)
Total loans (2)	$37,160,445	$37,141,773	$33,661,282	0.1%	10.4%	$36,487,859	$33,023,713	10.5%

Interest-earning assets	$47,428,586	$45,413,242	$40,919,386	4.4%	15.9%	$45,076,734	$39,716,462	13.5%
Total assets	$50,247,259	$48,228,914	$43,136,273	4.2%	16.5%	$47,753,030	$41,815,490	14.2%

Deposits:
Noninterest-bearing demand	$14,296,475	$13,534,873	$10,712,612	5.6%	33.5%	$12,987,813	$10,342,966	25.6%
Interest-bearing checking	5,663,873	4,687,178	4,947,511	20.8	14.5	5,119,568	5,145,308	(0.5)
Money market	9,981,704	9,893,816	8,344,993	0.9	19.6	9,630,918	8,094,933	19.0
Savings	2,259,788	2,149,965	2,154,592	5.1	4.9	2,162,365	2,117,773	2.1
Time deposits	9,008,907	9,634,696	10,337,990	(6.5)	(12.9)	9,633,582	9,887,274	(2.6)
Total deposits	$41,210,747	$39,900,528	$36,497,698	3.3%	12.9%	$39,534,246	$35,588,254	11.1%

Interest-bearing liabilities	$29,552,756	$28,362,618	$26,773,253	4.2%	10.4%	$28,506,736	$26,033,713	9.5%
Stockholders’ equity	$5,079,351	$4,982,446	$4,838,281	1.9%	5.0%	$5,028,122	$4,687,746	7.3%

(1)Includes average balance of PPP loans of $1.76 billion and $1.47 billion for the three months ended September 30, 2020 and June 30, 2020, respectively, and $1.08 billion for the nine months ended September 30, 2020.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	September 30, 2020			June 30, 2020
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,904,394	$5,045	0.41%	$3,435,920	$4,564	0.53%
Resale agreements (2)	1,225,217	5,295	1.72%	1,037,473	5,514	2.14%
AFS debt securities	4,059,456	18,493	1.81%	3,719,209	21,004	2.27%
Loans (3)	37,160,445	336,542	3.60%	37,141,773	367,393	3.98%
FHLB and FRB stock	79,074	353	1.78%	78,867	301	1.54%
Total interest-earning assets	47,428,586	365,728	3.07%	45,413,242	398,776	3.53%

Noninterest-earning assets:
Cash and due from banks	522,699			498,908
Allowance for loan losses	(632,216)			(566,473)
Other assets	2,928,190			2,883,237
Total assets	$50,247,259			$48,228,914

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,663,873	$4,345	0.31%	$4,687,178	$5,404	0.46%
Money market deposits	9,981,704	6,837	0.27%	9,893,816	8,093	0.33%
Savings deposits	2,259,788	1,481	0.26%	2,149,965	1,445	0.27%
Time deposits	9,008,907	21,135	0.93%	9,634,696	31,457	1.31%
Federal funds purchased and other short-term borrowings	84,858	407	1.91%	242,185	265	0.44%
FHLB advances	656,906	3,146	1.91%	653,665	3,343	2.06%
Repurchase agreements (2)	317,097	2,155	2.70%	418,681	3,540	3.40%
Long-term debt and finance lease liabilities	1,579,623	2,092	0.53%	682,432	1,454	0.86%
Total interest-bearing liabilities	29,552,756	41,598	0.56%	28,362,618	55,001	0.78%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,296,475			13,534,873
Accrued expenses and other liabilities	1,318,677			1,348,977
Stockholders’ equity	5,079,351			4,982,446
Total liabilities and stockholders’ equity	$50,247,259			$48,228,914

Interest rate spread			2.51%			2.75%
Net interest income and net interest margin		$324,130	2.72%		$343,775	3.04%
Adjusted net interest income and adjusted net interest margin (4)		$317,611	2.77%		$322,949	2.96%

(1)Annualized.
(2)There was no netting of repurchase agreements against resale agreements for the three months ended September 30, 2020 and June 30, 2020.
(3)Includes loans HFS.
(4)Net interest income and net interest margin have been adjusted for the impacts of PPP loans and advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2020			September 30, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,904,394	$5,045	0.41%	$3,547,626	$19,710	2.20%
Resale agreements (2)	1,225,217	5,295	1.72%	981,196	6,943	2.81%
AFS debt securities	4,059,456	18,493	1.81%	2,651,069	15,945	2.39%
Loans (3)	37,160,445	336,542	3.60%	33,661,282	433,658	5.11%
FHLB and FRB stock	79,074	353	1.78%	78,213	656	3.33%
Total interest-earning assets	47,428,586	365,728	3.07%	40,919,386	476,912	4.62%

Noninterest-earning assets:
Cash and due from banks	522,699			441,898
Allowance for loan losses	(632,216)			(328,523)
Other assets	2,928,190			2,103,512
Total assets	$50,247,259			$43,136,273

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,663,873	$4,345	0.31%	$4,947,511	$14,488	1.16%
Money market deposits	9,981,704	6,837	0.27%	8,344,993	26,943	1.28%
Savings deposits	2,259,788	1,481	0.26%	2,154,592	2,656	0.49%
Time deposits	9,008,907	21,135	0.93%	10,337,990	52,733	2.02%
Federal funds purchased and other short-term borrowings	84,858	407	1.91%	40,433	382	3.75%
FHLB advances	656,906	3,146	1.91%	745,263	5,021	2.67%
Repurchase agreements (2)	317,097	2,155	2.70%	50,000	3,239	25.70%
Long-term debt and finance lease liabilities	1,579,623	2,092	0.53%	152,471	1,643	4.28%
Total interest-bearing liabilities	29,552,756	41,598	0.56%	26,773,253	107,105	1.59%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,296,475			10,712,612
Accrued expenses and other liabilities	1,318,677			812,127
Stockholders’ equity	5,079,351			4,838,281
Total liabilities and stockholders’ equity	$50,247,259			$43,136,273

Interest rate spread			2.51%			3.03%
Net interest income and net interest margin		$324,130	2.72%		$369,807	3.59%
Adjusted net interest income and adjusted net interest margin (4)		$317,611	2.77%		$369,807	3.59%

(1)Annualized.
(2)There was no netting of repurchase agreements against resale agreements for the three months ended September 30, 2020. Average balances of resale and repurchase agreements for the three months ended September 30, 2019 have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 1.72% and 2.59% for the three months ended September 30, 2020 and 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 2.70% and 4.68% for the three months ended September 30, 2020 and 2019, respectively.
(3)Includes loans HFS.
(4)Net interest income and net interest margin have been adjusted for the impacts of PPP loans and advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,775,242	$20,717	0.73%	$2,996,340	$51,920	2.32%
Resale agreements (2)	1,048,923	16,434	2.09%	1,005,147	22,253	2.96%
AFS debt securities	3,685,837	59,639	2.16%	2,614,949	47,378	2.42%
Loans (3)	36,487,859	1,115,804	4.08%	33,023,713	1,291,642	5.23%
FHLB and FRB stock	78,873	1,100	1.86%	76,313	1,874	3.28%
Total interest-earning assets	45,076,734	1,213,694	3.60%	39,716,462	1,415,067	4.76%

Noninterest-earning assets:
Cash and due from banks	510,750			449,739
Allowance for loan losses	(563,912)			(321,486)
Other assets	2,729,458			1,970,775
Total assets	$47,753,030			$41,815,490

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,119,568	$19,995	0.52%	$5,145,308	$44,579	1.16%
Money market deposits	9,630,918	37,178	0.52%	8,094,933	85,858	1.42%
Savings deposits	2,162,365	4,743	0.29%	2,117,773	7,360	0.46%
Time deposits	9,633,582	94,684	1.31%	9,887,274	148,992	2.01%
Federal funds purchased and other short-term borrowings	128,846	1,228	1.27%	45,410	1,359	4.00%
FHLB advances	667,935	10,655	2.13%	540,535	12,011	2.97%
Repurchase agreements (2)	355,923	9,686	3.64%	50,000	10,200	27.27%
Long-term debt and finance lease liabilities	807,599	4,913	0.81%	152,480	5,114	4.48%
Total interest-bearing liabilities	28,506,736	183,082	0.86%	26,033,713	315,473	1.62%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	12,987,813			10,342,966
Accrued expenses and other liabilities	1,230,359			751,065
Stockholders’ equity	5,028,122			4,687,746
Total liabilities and stockholders’ equity	$47,753,030			$41,815,490

Interest rate spread			2.74%			3.14%
Net interest income and net interest margin		$1,030,612	3.05%		$1,099,594	3.70%
Adjusted net interest income and adjusted net interest margin (4)		$1,003,267	3.05%		$1,099,594	3.70%

(1)Annualized
(2)Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.09% and 2.71% for the nine months ended September 30, 2020 and 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 3.48% and 4.87% for the nine months ended September 30, 2020 and 2019, respectively.
(3)Includes loans HFS.
(4)Net interest income and net interest margin have been adjusted for the impact of PPP loans and advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				September 30, 2020 Basis Point Change
	September 30, 2020	June 30, 2020	September 30, 2019		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.26%	0.83%	1.58%		43	bps	(32)	bps
Return on average equity	12.50%	8.02%	14.06%		448		(156)
Return on average tangible equity (2)	13.88%	8.96%	15.75%		492		(187)
Interest rate spread	2.51%	2.75%	3.03%		(24)		(52)
Net interest margin	2.72%	3.04%	3.59%		(32)		(87)
Adjusted net interest margin (2)	2.77%	2.96%	3.59%		(19)		(82)
Average loan yield	3.60%	3.98%	5.11%		(38)		(151)
Adjusted average loan yield (2)	3.70%	3.90%	5.11%		(20)		(141)
Yield on average interest-earning assets	3.07%	3.53%	4.62%		(46)		(155)
Average cost of interest-bearing deposits	0.50%	0.71%	1.49%		(21)		(99)
Average cost of deposits	0.33%	0.47%	1.05%		(14)		(72)
Average cost of funds	0.38%	0.53%	1.13%		(15)		(75)
Adjusted pre-tax, pre-provision profitability ratio (2)	1.74%	2.08%	2.42%		(34)		(68)
Adjusted noninterest expense/average assets (2)	1.22%	1.28%	1.46%		(6)		(24)
Efficiency ratio	44.86%	46.64%	41.93%		(178)		293
Adjusted efficiency ratio (2)	41.33%	38.09%	37.66%		324	bps	367	bps

	Nine Months Ended (1)		September 30, 2020 Basis Point Change
	September 30, 2020	September 30, 2019	Yr-o-Yr
Return on average assets	1.13%	1.55%	(42)	bps
Adjusted return on average assets (2)	1.13%	1.67%	(54)
Return on average equity	10.73%	13.86%	(313)
Adjusted return on average equity (2)	10.73%	14.85%	(412)
Return on average tangible equity (2)	11.95%	15.58%	(363)
Adjusted return on average tangible equity (2)	11.95%	16.70%	(475)
Interest rate spread	2.74%	3.14%	(40)
Net interest margin	3.05%	3.70%	(65)
Adjusted net interest margin (2)	3.05%	3.70%	(65)
Average loan yield	4.08%	5.23%	(115)
Adjusted average loan yield (2)	4.10%	5.23%	(113)
Yield on average interest-earning assets	3.60%	4.76%	(116)
Average cost of interest-bearing deposits	0.79%	1.52%	(73)
Average cost of deposits	0.53%	1.08%	(55)
Average cost of funds	0.59%	1.16%	(57)
Adjusted pre-tax, pre-provision profitability ratio (2)	2.03%	2.45%	(42)
Adjusted noninterest expense/average assets (2)	1.31%	1.53%	(22)
Efficiency ratio	44.78%	43.44%	134
Adjusted efficiency ratio (2)	39.26%	38.47%	79	bps

(1)Annualized except for efficiency ratio.
(2)See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15. Note that there were no non-recurring adjustments during 2020.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10
ASU 2016-13 replaced the incurred loss methodology used in calculating the allowance for loan losses with a current expected credit loss model (“CECL”). The Company adopted ASU 2016-13 using the modified retrospective approach on January 1, 2020. As a result, prior comparative periods have not been adjusted for the CECL model. In addition, ASU 2016-13 introduces the concept of Purchased Credit Deteriorated (“PCD”) financial assets, which replaces purchased credit-impaired (“PCI”) assets. For PCD assets, the initial allowance for loan losses is added to the purchase price and is considered to be part of the PCD loan amortized cost basis, hence, there is no income statement impact on acquisition. This contrasts with PCI loans where allowance for loan losses only reflects losses that are incurred by the Company after the acquisition. The allowance for loan losses is evaluated each quarter and adjusted as necessary by recognizing or reversing loan loss expense. There were no PCD loans during the three and nine months ended September 30, 2020.

		Three Months Ended September 30, 2020
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer
Allowance for loan losses, June 30, 2020		$380,723	$176,040	$25,058	$18,551	$25,314	$3,867	$2,518	$632,071
Provision for (reversal of) credit losses on loans	(a)	31,691	(8,301)	(1,916)	(8,180)	(2,692)	(637)	(76)	9,889
Gross charge-offs		(25,111)	(1,414)	—	—	—	—	(32)	(26,557)
Gross recoveries		1,218	485	665	30	—	43	(92)	2,349
Total net (charge-offs) recoveries		(23,893)	(929)	665	30	—	43	(124)	(24,208)
Foreign currency translation adjustment		500	—	—	—	—	—	—	500
Allowance for loan losses, September 30, 2020		$389,021	$166,810	$23,807	$10,401	$22,622	$3,273	$2,318	$618,252

		Three Months Ended June 30, 2020
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer
Allowance for loan losses, March 31, 2020		$362,629	$132,819	$16,530	$11,018	$26,822	$3,881	$3,304	$557,003
Provision for (reversal of) credit losses on loans	(a)	37,862	43,315	7,908	7,526	(1,667)	205	(849)	94,300
Gross charge-offs		(20,378)	(320)	—	—	—	(221)	(30)	(20,949)
Gross recoveries		602	226	620	7	159	2	93	1,709
Total net (charge-offs) recoveries		(19,776)	(94)	620	7	159	(219)	63	(19,240)
Foreign currency translation adjustment		8	—	—	—	—	—	—	8
Allowance for loan losses, June 30, 2020		$380,723	$176,040	$25,058	$18,551	$25,314	$3,867	$2,518	$632,071

		Three Months Ended September 30, 2019
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer
Allowance for loan losses, June 30, 2019		$205,503	$39,811	$19,280	$22,961	$32,763	$6,177	$4,130	$330,625
Provision for (reversal of) credit losses on loans	(a)	37,281	(3,213)	985	6,189	(2,877)	(326)	(160)	37,879
Gross charge-offs		(25,098)	(1,021)	—	—	(11)	—	(12)	(26,142)
Gross recoveries		1,648	1,896	42	21	60	5	7	3,679
Total net (charge-offs) recoveries		(23,450)	875	42	21	49	5	(5)	(22,463)
Foreign currency translation adjustment		(465)	—	—	—	—	—	—	(465)
Allowance for loan losses, September 30, 2019		$218,869	$37,473	$20,307	$29,171	$29,935	$5,856	$3,965	$345,576

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Nine Months Ended September 30, 2020
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer
Allowance for loan losses, December 31, 2019		$238,376	$40,509	$22,826	$19,404	$28,527	$5,265	$3,380	$358,287
Impact of ASU 2016-13 adoption		74,237	72,169	(8,112)	(9,889)	(3,670)	(1,798)	2,221	125,158
Allowance for loan losses, January 1, 2020		$312,613	$112,678	$14,714	$9,515	$24,857	$3,467	$5,601	$483,445
Provision for (reversal of) credit losses on loans	(a)	130,171	46,449	7,273	828	(2,659)	(20)	(3,197)	178,845
Gross charge-offs		(57,466)	(2,688)	—	—	—	(221)	(88)	(60,463)
Gross recoveries		3,395	10,371	1,820	58	424	47	2	16,117
Total net (charge-offs) recoveries		(54,071)	7,683	1,820	58	424	(174)	(86)	(44,346)
Foreign currency translation adjustment		308	—	—	—	—	—	—	308
Allowance for loan losses, September 30, 2020		$389,021	$166,810	$23,807	$10,401	$22,622	$3,273	$2,318	$618,252

		Nine Months Ended September 30, 2019
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer
Allowance for loan losses, December 31. 2018		$189,117	$40,666	$19,885	$20,290	$31,340	$5,774	$4,250	$311,322
Provision for (reversal of) credit losses on loans	(a)	78,685	(6,127)	46	8,358	(1,528)	75	(259)	79,250
Gross charge-offs		(54,087)	(1,021)	—	—	(11)	—	(40)	(55,159)
Gross recoveries		5,612	3,955	376	523	134	7	14	10,621
Total net (charge-offs) recoveries		(48,475)	2,934	376	523	123	7	(26)	(44,538)
Foreign currency translation adjustment		(458)	—	—	—	—	—	—	(458)
Allowance for loan losses, September 30, 2019		$218,869	$37,473	$20,307	$29,171	$29,935	$5,856	$3,965	$345,576

		Three Months Ended			Nine Months Ended
		September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$28,972	$20,829	$13,019	$11,158	$12,566
Impact of ASU 2016-13 adoption		—	—	—	10,457	—
Provision for credit losses on unfunded credit commitments	(b)	111	8,143	405	7,468	858
Allowance for unfunded credit commitments, end of period (1)		$29,083	$28,972	$13,424	$29,083	$13,424

Provision for credit losses	(a)+(b)	$10,000	$102,443	$38,284	$186,313	$80,108

(1)Included in Accrued expense and other liabilities on the Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11
The Company adopted ASU 2016-13 using the modified retrospective approach on January 1, 2020. As a result, prior comparative periods have not been adjusted. PCI loans prior to the adoption of ASU 2016-13 were classified as PCD loans as of January 1, 2020. Nonaccrual loans as of September 30, 2020 and June 30, 2020 include all loans that are 90 or more days past due, unless the loan is well-collateralized or guaranteed by government agencies, and in the process of collection. Nonaccrual loans presented as of September 30, 2019 include only non-PCI nonaccrual loans.

Nonperforming Assets	September 30, 2020	June 30, 2020	September 30, 2019
	Total Nonaccrual loans	Total Nonaccrual loans	Non-PCI Nonaccrual Loans
Commercial:
C&I	$145,986	$84,823	$90,830
CRE:
CRE	55,996	56,577	18,942
Multifamily residential	3,728	774	551
Total CRE	59,724	57,351	19,493
Consumer:
Residential mortgage:
Single-family residential	15,894	20,070	9,484
HELOCs	12,395	14,068	9,924
Total residential mortgage	28,289	34,138	19,408
Other consumer	2,495	2,508	2,495
Total nonaccrual loans	236,494	178,820	132,226
Other real estate owned, net	19,504	19,504	1,122
Other nonperforming assets	3,890	3,890	1,167
Total nonperforming assets	$259,888	$202,214	$134,515

Credit Quality Ratios	September 30, 2020	June 30, 2020	September 30, 2019
Nonperforming assets to total assets	0.52%	0.41%	0.31%
Nonaccrual loans to loans HFI	0.63%	0.48%	0.39%
Allowance for loan losses to loans HFI	1.65%	1.70%	1.02%
Allowance for loan losses to nonaccrual loans	261.42%	353.47%	261.35%
Annualized quarterly net charge-offs to average loans HFI	0.26%	0.21%	0.26%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 12
The Company recorded a $7.0 million pre-tax impairment charge and reversed $30.1 million of certain previously claimed tax credits related to DC Solar during the first and second quarters of 2019, respectively. There were no non-recurring adjustments during 2020. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that adjust for the above discussed non-recurring items provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		September 30, 2020	June 30, 2020	September 30, 2019
Net income	(a)	$159,537	$99,352	$171,416
Diluted weighted-average number of shares outstanding		142,043	141,827	146,120
Diluted EPS		$1.12	$0.70	$1.17
Average total assets	(b)	$50,247,259	$48,228,914	$43,136,273
Average stockholders’ equity	(c)	$5,079,351	$4,982,446	$4,838,281
Return on average assets (1)	(a)/(b)	1.26%	0.83%	1.58%
Return on average equity (1)	(a)/(c)	12.50%	8.02%	14.06%

		Nine Months Ended
		September 30, 2020	September 30, 2019
Net income	(d)	$403,713	$485,820
Add: Impairment charge related to DC Solar (2)		—	6,978
Tax effect of adjustments (3)		—	(2,063)
Add: Reversal of certain previously claimed tax credits related to DC Solar		—	30,104
Adjusted net income	(e)	$403,713	$520,839

Diluted weighted-average number of shares outstanding		143,082	146,088
Diluted EPS		$2.82	$3.33
Diluted EPS impact of impairment charge related to DC Solar, net of tax		—	0.03
Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar		—	0.21
Adjusted diluted EPS		$2.82	$3.57

Average total assets	(f)	$47,753,030	$41,815,490
Average stockholders’ equity	(g)	$5,028,122	$4,687,746
Return on average assets (1)	(d)/(f)	1.13%	1.55%
Adjusted return on average assets (1)	(e)/(f)	1.13%	1.67%
Return on average equity (1)	(d)/(g)	10.73%	13.86%
Adjusted return on average equity (1)	(e)/(g)	10.73%	14.85%

(1)Annualized.
(2)Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(3)Applied statutory rate of 29.56% for the nine months ended September 30, 2019.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles, and the extinguishment cost on repurchase agreements. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		September 30, 2020	June 30, 2020	September 30, 2019
Net interest income before provision for credit losses	(a)	$324,130	$343,775	$369,807
Total noninterest income		49,580	58,637	51,474
Total revenue	(b)	$373,710	$402,412	$421,281

Total noninterest expense	(c)	$167,650	$187,696	$176,630
Less: Amortization of tax credit and other investments		(12,286)	(24,759)	(16,833)
Amortization of core deposit intangibles		(927)	(931)	(1,148)
Repurchase agreements’ extinguishment cost		—	(8,740)	—
Adjusted noninterest expense	(d)	$154,437	$153,266	$158,649
Efficiency ratio	(c)/(b)	44.86%	46.64%	41.93%
Adjusted efficiency ratio	(d)/(b)	41.33%	38.09%	37.66%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$219,273	$249,146	$262,632
Average total assets	(f)	$50,247,259	$48,228,914	$43,136,273
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	1.74%	2.08%	2.42%
Adjusted noninterest expense/average assets (1)	(d)/(f)	1.22%	1.28%	1.46%

		Nine Months Ended
		September 30, 2020	September 30, 2019
Net interest income before provision for credit losses	(g)	$1,030,612	$1,099,594
Total noninterest income		162,266	146,364
Total revenue	(h)	1,192,878	1,245,958

Total noninterest expense	(i)	$534,222	$541,215
Less: Amortization of tax credit and other investments		(54,370)	(58,477)
Amortization of core deposit intangibles		(2,811)	(3,474)
Repurchase agreements’ extinguishment cost		(8,740)	—
Adjusted noninterest expense	(j)	$468,301	$479,264
Efficiency ratio	(i)/(h)	44.78%	43.44%
Adjusted efficiency ratio	(j)/(h)	39.26%	38.47%
Adjusted pre-tax, pre-provision income	(h)-(j) = (k)	$724,577	$766,694
Average total assets	(l)	$47,753,030	$41,815,490
Adjusted pre-tax, pre-provision profitability ratio (1)	(k)/(l)	2.03%	2.45%
Adjusted noninterest expense/average assets (1)	(j)/(l)	1.31%	1.53%

(1)Annualized

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		September 30, 2020	June 30, 2020	September 30, 2019
Stockholders’ equity	(a)	$5,126,106	$4,987,243	$4,882,664
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(12,369)	(13,490)	(17,435)
Tangible equity	(b)	$4,648,040	$4,508,056	$4,399,532

Total assets	(c)	$50,371,477	$49,407,593	$43,274,659
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(12,369)	(13,490)	(17,435)
Tangible assets	(d)	$49,893,411	$48,928,406	$42,791,527
Total stockholders’ equity to total assets ratio	(a)/(c)	10.18%	10.09%	11.28%
Tangible equity to tangible assets ratio	(b)/(d)	9.32%	9.21%	10.28%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, impairment charge and the reversal of certain previously claimed tax credits related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Nine Months Ended
		September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net Income		$159,537	$99,352	$171,416	$403,713	$485,820
Add: Amortization of core deposit intangibles		927	931	1,148	2,811	3,474
Amortization of mortgage servicing assets		450	458	834	1,492	2,171
Tax effect of adjustments (2)		(390)	(394)	(586)	(1,220)	(1,669)
Tangible net income	(e)	$160,524	$100,347	$172,812	$406,796	$489,796
Add: Impairment charge related to DC Solar (3)		—	—	—	—	6,978
Tax effect of adjustment (2)		—	—	—	—	(2,063)
Add: Reversal of certain previously claimed tax credits related to DC Solar		—	—	—	—	30,104
Adjusted tangible net income	(f)	$160,524	$100,347	$172,812	$406,796	$524,815

Average stockholders’ equity		$5,079,351	$4,982,446	$4,838,281	$5,028,122	$4,687,746
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,652)
Average other intangible assets (1)		(13,083)	(14,247)	(18,391)	(14,302)	(20,198)
Average tangible equity	(g)	$4,600,571	$4,502,502	$4,354,193	$4,548,123	$4,201,896
Return on average tangible equity (4)	(e)/(g)	13.88%	8.96%	15.75%	11.95%	15.58%
Adjusted return on average tangible equity (4)	(f)/(g)	13.88%	8.96%	15.75%	11.95%	16.70%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory rate of 28.35% for the three and nine months ended September 30, 2020, and the three months ended June 30, 2020. Applied statutory rate of 29.56% for the three and nine months ended September 30, 2019.
(3)Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(4)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
In April 2020, the Company started accepting applications under the PPP administered by the Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security Act and began to originate loans to qualified small businesses. These loans are included in the Company’s C&I portfolio, have an interest rate of one percent, and are 100% guaranteed by the SBA. As of September 30, 2020, the majority of the Company’s PPP loans have a contractual term of two years. The SBA pays the Company fees for processing PPP loans in the following amounts: (i) five percent for loans of not more than $350,000; (ii) three percent for loans of more than $350,000 and less than $2,000,000; and (iii) one percent for loans of at least $2,000,000. Loan processing fees paid to the Company from the SBA are accounted for as loan origination fees, where net deferred fees are recognized on a straight line basis over the estimated life of the loan as a yield adjustment on the loans. If a loan is paid off or forgiven by the SBA prior to its projected estimated life, the remaining unamortized deferred fees will be recognized as interest income in that period. As of September 30, 2020, the Company has drawn down $1.43 billion from the PPPLF and pledged the same amount in PPP loans as collateral.
Adjusted loan yield for the three months ended September 30, 2020 and June 30, 2020, and nine months ended September 30, 2020 excludes the impact of PPP loans. Adjusted net interest margin for the three months ended September 30, 2020 and June 30, 2020, and nine months ended September 30, 2020 excludes the impact of PPP loans and advances from the PPPLF. Management believes that presenting the adjusted average loan yield and adjusted net interest margin provides comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

		Three Months Ended			Nine Months Ended
Yield on Average Loans		September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Interest income on loans	(a)	$336,542	$367,393	$433,658	$1,115,804	$1,291,642
Less: Interest income on PPP loans		(7,778)	(21,289)	—	(29,067)	—
Adjusted interest income on loans	(b)	$328,764	$346,104	$433,658	$1,086,737	$1,291,642

Average loans	(c)	$37,160,445	$37,141,773	$33,661,282	$36,487,859	$33,023,713
Less: Average PPP loans		(1,764,411)	(1,465,013)	—	(1,078,985)	—
Adjusted average loans	(d)	$35,396,034	$35,676,760	$33,661,282	$35,408,874	$33,023,713

Average loan yield (1)	(a)/(c)	3.60%	3.98%	5.11%	4.08%	5.23%
Adjusted average loan yield (1)	(b)/(d)	3.70%	3.90%	5.11%	4.10%	5.23%

Net Interest Margin
Net interest income	(e)	$324,130	$343,775	$369,807	$1,030,612	$1,099,594
Less: Interest income on PPP loans		(7,778)	(21,289)	—	(29,067)	—
Add: Interest expense on advances from the PPPLF		1,259	463	—	1,722	—
Adjusted net interest income	(f)	$317,611	$322,949	$369,807	$1,003,267	$1,099,594

Average interest-earning assets	(g)	$47,428,586	$45,413,242	$40,919,386	$45,076,734	$39,716,462
Less: Average PPP loans		(1,764,411)	(1,465,013)	—	(1,078,985)	—
Adjusted average interest-earning assets	(h)	$45,664,175	$43,948,229	$40,919,386	$43,997,749	$39,716,462

Net interest margin (1)	(e)/(g)	2.72%	3.04%	3.59%	3.05%	3.70%
Adjusted net interest margin (1)	(f)/(h)	2.77%	2.96%	3.59%	3.05%	3.70%

(1)Annualized.